CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and “Financial Highlights” and to the use of our report dated November 28, 2011 for Nuveen New York AMT-Free Municipal Income Fund (formerly known as Nuveen Insured New York Tax-Free Advantage Municipal Fund), Nuveen New York Investment Quality Municipal Fund, Inc., Nuveen New York Select Quality Municipal Fund, Inc., Nuveen New York Quality Income Municipal Fund, Inc., Nuveen New York Premium Income Municipal Fund, Inc. (formerly known as Nuveen Insured New York Premium Income Municipal Fund, Inc.), and Nuveen New York Dividend Advantage Municipal Income Fund (formerly known as Nuveen Insured New York Dividend Advantage Municipal Fund) in the Registration Statement (Form N-14) and related Joint Proxy Statement/Prospectus and Statement of Additional Information of Nuveen New York AMT-Free Municipal Income Fund filed with the Securities and Exchange Commission in this initial filing of the Registration Statement under the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

August 27, 2012